Exhibit 10.2

MASTER ADMINISTRATIVE SERVICES AGREEMENT

BETWEEN

SENIOR CREDIT INVESTMENTS, LLC

AND

ALTER DOMUS (US) LLC

TABLE OF CONTENTS

EXHIBITS

Exhibit A – Authorized Representatives / Signors

Exhibit B – Notices

Exhibit C – Data Security

Exhibit D – Data Processing Addendum

Exhibit E – List of Accounts

SCHEDULES

Schedule 1 – Service Schedule: Fund Administration – Credit Funds

Schedule 2 – Service Schedule: Portfolio Administration

Schedule 3 – Service Schedule: CorPro

Schedule 4 – Service Schedule: Cash Management

THIS MASTER ADMINISTRATIVE SERVICES AGREEMENT (as amended, modified or supplemented from time to time, the “Agreement”) is made and entered into on October 27, 2023 (the “Effective Date”) between:

(1)
SENIOR CREDIT INVESTMENTS, LLC (the “Client”), a Delaware limited liability company having its principal place of business at 520 Madison Avenue, 12th Floor, New York, New York 10022; and
(2)
ALTER DOMUS (US) LLC (“AD(US)” or “Administrator”), a Delaware limited liability company, having its principal place of business at 225 W. Washington Street, 9th Floor, Chicago, Illinois 60606.

The Client, and the Administrator are collectively referred to herein as the “Parties” and each individually as a “Party.”

WHEREAS:

(A)
The Client desires to appoint AD(US) to perform certain administrative duties on certain transactions on the Client’s behalf as consistent with the terms of this Agreement, which transactions and duties are specified on the Schedules attached hereto, as amended, modified or supplemented from time to time by the Parties (the “Services”).
(B)
AD(US) has the capacity to provide the Services required hereby and is willing to perform the Services for the Client, subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

1.
APPOINTMENT OF ADMINISTRATOR

The Client hereby appoints, designates and authorizes the Administrator (and its authorized Agents) as its administrator to take such actions on its behalf and perform such duties as set forth in the attached Schedules of this Agreement and to exercise such power and perform such duties as are expressly delegated to the Administrator by the terms of this Agreement and the Schedules, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Administrator shall not have any duties or responsibilities, except those as expressly set forth herein or in the Schedules, nor shall any implied covenants, functions, responsibilities, duties, obligations or liabilities be read into this Agreement.

2.
DEFINITIONS AND INTERPRETATION
2.1
Definitions

In this Agreement, including the Recitals, Exhibits and Schedules, the following terms have the following meanings:

Administrator	shall have the meaning as defined in the Recitals.
Adviser	shall mean Jefferies Credit Management LLC.
AD(US)	shall have the meaning as defined in the recitals.
Affiliate

shall mean, in relation to either Party, any entity controlled by or under common control with such Party. For purposes of this definition, such Affiliate shall include any subsidiary or related entity of the Administrator which may, but shall not be limited, to those located in the United States, Luxembourg, the United Kingdom or China.

Agent	shall mean any unaffiliated third party or parties selected and designated by the Administrator and approved in writing by the Client to assist the Administrator in the performance of Services.
Agreement	shall mean this Master Administrative Services Agreement, including the Recitals, Exhibits and Schedules, as amended, modified or supplemented from time to time.
Authorized Representative	shall mean those individuals who are authorized to provide instructions and directions to AD(US) on behalf of the Client pursuant to Exhibit A.
Business Day	shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to close.
Client	shall mean Senior Credit Investments, LLC.
Client Data

shall mean all data and information (i) provided by or on behalf of Client to Administrator so that Administrator can perform and provide the Services; (ii) collected by Administrator from Client in connection with the Services; and (iii) any information or data developed or derived therefrom.

Confidential Information

shall mean any and all intellectual property, information, data, materials, documents, trade positions, trade ticket information, client information, reports, products and processes, business policies and affairs, forecasts and records, in any tangible or electronic form, that are or have been provided by the Client or the Administrator to the other Party, whether such materials and information are marked “Confidential” or “Proprietary” or not. The term Confidential Information shall not be applicable to any information that is (i) already known to the receiving Party free of any restriction at the time it is obtained from the disclosing Party, (ii) is obtained from an independent third party free of any restriction and without breach of this Agreement, (iii) is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or (iv) is independently developed without reference to or use of any Confidential Information so received.

CorPro	shall have the meaning as defined in Schedule 4.
Effective Date	shall have the meaning as defined in the Recitals.
Fee Proposal	shall mean the Alter Domus Fee Proposal between the Client and the Administrator, dated March 14, 2023 as amended, restated, modified or supplemented from time to time by the Parties.
Instructions

shall mean written instructions provided by the Client to the Administrator (including instructions provided via e-mail, file transfer protocol (FTP) or AD(US) proprietary portal), which may be in the form of standing instructions and executed or sent by an Authorized Representative of the Client.

Organizational Documents

shall mean as applicable, the articles of incorporation, certificate of formation, memorandum of association, limited liability company agreement, limited partnership agreement, bylaws or other similar documentation setting forth the respective rights and obligations of directors, managers and interest holders of the Client.

Representatives	shall mean, with respect to the Administrator or the Client, their respective affiliates, including Affiliates, directors, members, agents or employees.
Services	shall have the meaning as defined in the Recitals and in Section 2 of this Agreement.
1940 Act	means the Investment Company Act of 1940, as amended.

Any additional definitions specific to Services provided by the Administrator to the Client are included and defined in the Schedules attached hereto, form an integral part of this Agreement and have the same force and effect as if set out in the body of this Agreement.

2.2
Interpretation.

Unless a contrary indication appears, in this Agreement:

(a)
references to the singular include the plural and vice versa;
(b)
references in this Agreement to clauses, sections, exhibits and schedules shall be construed as references to the clauses, sections, Exhibits and Schedules of and to this Agreement;
(c)
references in this Agreement to any statutory enactment or law shall be construed as references to that enactment or law as amended or modified or re-enacted from time to time; and
(d)
headings in the clauses of this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.
2.3
The Recitals, Exhibits and Schedules form an integral part of this Agreement and will have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the Recitals, Exhibits and Schedules. The Exhibits may, in each case, be updated from time to time by the Administrator upon delivery of such updates from the Client, or at Client’s direction and approval and upon delivery such Exhibit shall be deemed part of this Agreement and will have the same force and effect as if set out in the body of this Agreement and any references to any such Exhibit shall be deemed to be references to the latest Exhibit.
3.
DUTIES OF THE ADMINISTRATOR
3.1
From and after the Effective Date of this Agreement, the Administrator shall provide the Services on behalf of the Client, on the terms and subject to the conditions set out in this Agreement and the Schedules, which shall apply to all additional services as may be agreed upon from time to time in writing between the Parties.
3.2
Each Schedule comprises a separate agreement for the provision of the Services described in such Schedule. If there is any conflict or inconsistency between the terms and conditions herein and those of any Schedule, the terms of the Schedule shall prevail to the extent of the inconsistency.
3.3
Any Instructions given to the Administrator by the Client must be provided in writing (which, for purposes of this Agreement, includes any electronic communication) by an Authorized Representative. For avoidance of doubt, Instructions received through any authorized portal, including FTP and AD(US)’s proprietary portals, shall be deemed to be sent by an Authorized Representative.
3.4
The Administrator shall have in place at all times internal control processes reasonably designed to ensure compliance with applicable law and in line with industry best practices, and shall implement appropriate training, policies and procedures to ensure that such internal control processes are effectively implemented and followed. The Administrator shall forward to Client promptly upon written request a copy of the most recent SSAE 18, SOC 1, Type II report (or successor report on internal controls) addressing Administrator’s activities. Additionally, the Client shall have the right to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of which may be relevant to the performance or observance by the Administrator of the terms, covenants or conditions of this Agreement. Such access shall be afforded without charge, upon reasonable prior written notice, which shall not be less than two Business Days, during normal business hours and at the offices of the Administrator, all in accordance with applicable state and federal laws and regulations.
3.5
Account Establishment and/or Management.

If applicable and requested by Client in relation to the Services, either the Administrator or the Client shall establish and maintain an account at an Eligible Account Bank (the “Account”) for the benefit of the Client for receipt of cash and any and all other property. Such Account(s) shall be listed on Exhibit E attached hereto, and shall be updated and distributed to Client from time to time.

(a)
Client hereby warrants the Administrator’s authority to access and manage such Accounts, to deposit in the Account any property received by the Administrator and to give, and authorize others to give, instructions relative thereto pursuant to the terms of this Agreement. Client additionally authorizes Administrator to conduct on its behalf such treasury management transactions and services to the Account, including transacting wires on behalf of the Client and receiving information regarding the Account from the Eligible Account Bank. The Client further agrees that the Administrator shall not be subject to nor shall its rights and obligations under this Agreement or with respect to the Account, be affected by any agreement between the Client and any other person to which the Administrator is not a party.
(b)
The property in the Account is held directly by the Eligible Account Bank in the name of the Client. Except as otherwise provided herein, all transactions involving the property shall be executed solely in accordance with Instructions, and the Administrator and Eligible Account Bank may rely on and act in accordance with such Instructions received from the Client. If the Administrator does not receive Instructions, it shall not be obligated to take any action in relation to the Account.
(c)
Client further acknowledges and agrees that the Eligible Account Bank may provide Administrator with electronic access to the Account using a communication link for the purpose of conducting the transactions identified herein to service the Account on behalf of the Client. Client acknowledges and agrees that Administrator may conduct transactions on its behalf through the communication link. Client may have viewing access to the communication link with respect to its Account, but Client acknowledges that such access may be granted by Administrator and not Eligible Account Bank.
(d)
Client further acknowledges that the Eligible Account Bank may request know-your- customer documentation relating to Client or other such party involved in the underlying transaction of property in such Accounts (including recipients of funds through the Account), and hereby agrees to provide such know-your-customer documentation to the Administrator as reasonably requested by the Eligible Account Bank. For the avoidance of doubt, Administrator shall have no responsibility and no liability for failure to send or receive funds to any entity or person to the extent it has not received required know-your-customer documents in order to run applicable AML and OFAC checks.
4.
PROVISION OF THE SERVICES
4.1
Skills and resources

The Administrator shall provide the Services under this Agreement in good faith, exercising reasonable care and diligence in the performance of the Services and with the degree of care and diligence customarily exercised by professional operators in the U.S. in the same fields.

4.2
Advice

The Administrator may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in accordance with such advice.

4.3
Delegation

The Administrator may engage (at the Administrator’s cost and expense) Affiliates and Agents, and delegate and sub-contract certain duties and functions as it deems necessary or advisable in order to perform the Services on such terms and conditions as the Administrator reasonably deems appropriate, provided that:

(a)
such delegation is permitted by the laws and regulations applicable to the Administrator, and the Administrator has obtained any regulatory authorizations necessary in accordance with such laws and regulations to make such delegation;
(b)
the Affiliates and Agents are bound by a confidentiality obligation imposed by applicable laws or an agreement; and
(c)
in no event shall the Administrator engage, delegate or sub-contract with any Agent that is not an Affiliate without the Client’s prior written consent.

Any obligations of the Administrator under this Agreement will apply with equal force and effect to any such Affiliates and Agents. The Administrator shall be responsible to the Client for the performance of the Services by its Affiliates and Agents.

4.4
Non-Exclusivity

The Services performed by the Administrator to the Client are not to be deemed exclusive to the Client, and the Administrator and any person controlled by or under common control with the Administrator shall be free to provide similar services to other clients. The Administrator shall be free to service other clients during the term of this Agreement and to use the same computer programs and systems that it develops, obtains, produces or utilizes in the performance of Services for the Client in servicing other clients.

5.
COMPENSATION
5.1
In consideration of and as compensation for all of the services to be rendered by the Administrator to the Client under this Agreement, the Client agrees that it will pay the Administrator the fees described in the Fee Proposal. The Administrator shall not be entitled to increase such fees during the initial term, and thereafter shall be entitled to increase such fees by an amount to be agreed with the Client. The Administrator shall prepare quarterly billing statements for Services rendered pursuant to the Schedules and any and all other services rendered, as noted in Section 6.2 below, which will be payable by the due date on the billing statement (which shall be no earlier than 30 days after the date of the billing statement). The Client agrees to pay interest on all amounts past due at a rate equal to the lesser of (i) the maximum amount permitted by applicable law or (ii) one and one-half percent (1.5%). If any payment has not been received by the Administrator within forty-five (45) days after the due date as noted on the billing statement, the Administrator reserves the right to suspend work on all services for the Client until payment has been received.
5.2
Any services provided by the Administrator to the Client other than as described in the Schedules will be charged to the Client at the rate agreed upon in writing between the parties at the time that such other services are requested by the Client, and the Administrator retains the right to refuse to provide such other services to the Client.
5.3
The Client shall also reimburse Administrator for Administrator’s reasonable and documented out- of-pocket or incidental expenses in connection with the performance of Services pursuant to this Agreement, including (but without limitation) reasonable and documented out-of-pocket legal fees; provided, however, that Administrator shall obtain Client’s prior written consent for any expenses over $5,000.00 in the aggregate in any single calendar year.

5.4
Upon termination of this Agreement by the Client pursuant to Section 14, payment for the final Services described in the Schedules, or any other services agreed to in writing between the Parties, must be received prior to the completion of the services. The provisions of this Section 6 shall survive the termination of this Agreement.
5.5
All amounts due to the Administrator under this Agreement will be paid without set off or counterclaim and free of, and without deduction or withholding for or on account of, any taxes, levies, duties, fees or other charges of whatever nature, except those required by law.
6.
CONFIDENTIALITY

The Parties hereto agree that each Party shall treat confidentially the terms and conditions of this Agreement and all Confidential Information provided by each Party to the other regarding its business and operations. For the avoidance of doubt, all confidential information provided by a Party hereto, including nonpublic personal information of natural persons pursuant to Regulation S-P of the Securities and Exchange Commission, shall be used by the other Party hereto solely for the purpose of rendering the Services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing Party. All Parties shall use reasonable efforts (equal to those efforts such Party takes to protect its own Confidential Information) to prevent the disclosure of such information to anyone other than those individuals, including Affiliates and Agents, who (i) have a need to know such information in order to provide the Services hereto and (ii) commit or are bound to keep such information confidential in each case. All Confidential Information provided by one Party hereto to the other (x) shall be used by the receiving Party solely for the purpose of rendering its duties and obligations pursuant to this Agreement, and (y) except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing Party, except if such Confidential Information is required to be disclosed by applicable law, regulation, legal or judicial process or if requested by a governmental, regulatory or self-regulatory authority, in which case the disclosing Party shall make reasonable efforts to notify the providing Party prior to the disclosure so the providing Party may seek to obtain a protective order (provided, that no such notice shall be required in the case of routine regulatory audits or examinations that are not specifically targeted at the other Party, the Confidential Information or this Agreement). The provisions of this Section 6 shall survive the termination of this Agreement.

7.
EQUITABLE RELIEF

The Client acknowledges that any breach or threatened breach by the Client of any provision of the Agreement relating to the proprietary rights of the Administrator (including any proprietary portal as set forth in Section 12) may result in immediate and irreparable harm to the Administrator for which there will be no adequate remedy at law, and that the Administrator will be entitled to seek equitable relief to restrain the Client from violating the terms of this agreement or to compel the Client to cease and desist all unauthorized use and disclosure of the Administrator’s proprietary or Confidential Information. The Administrator acknowledges that any breach or threatened breach by the Administrator of the provisions of this Agreement concerning the confidentiality of the information of the Client may result in immediate and irreparable harm to the Client, for which there will be no adequate remedy at law, and that the Client will be entitled to seek equitable relief to restrain the Administrator from disclosing the Client’s Confidential Information or to compel the Administrator to cease and desist all unauthorized use and disclosure of the Client’s Confidential Information. Nothing in this Section 7 shall be construed as prohibiting either Party from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from the other Party.

8.
LIABILITY
8.1
Limitation of Liability.

The Administrator shall be responsible for the performance of only such duties, on behalf of the Client, as are set forth herein, contained in Instructions given to the Administrator, or as mutually agreed upon between the parties hereto, which are within the scope of its duties and not contrary to the provisions of this Agreement. The Administrator shall be entitled to request direction and Instructions from the Client in order to perform under this Agreement and shall be entitled to rely on any directions or instructions received from the Client. For the avoidance of doubt, the Administrator shall be entitled to rely on any instructions delivered through an authorized portal, including, in particular, an FTP site or AD(US) proprietary portal, provided that for any third party portal the Client has directed or authorized the use of such portal. The Administrator will act in good faith and use reasonable care with respect to carrying out its obligations under this Agreement. So long as and to the extent that it has exercised such reasonable care, the Administrator shall incur no liability in acting upon, and may conclusively rely upon any signature, notice, Instruction, request, certificate, or other instrument reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Neither the Administrator nor its Representatives will be liable to the Client or any other person, except by reason of acts or omissions by the Administrator or its Representatives constituting fraud, bad faith, willful misconduct, gross negligence or material breach of this Agreement. The Administrator shall have no liability for any loss, damage or expense arising from the performance of the Administrator’s duties hereunder by reason of the Administrator’s reliance upon records or documents that were maintained for the Client by entities other than the Administrator prior to the Administrator’s appointment under this Agreement, provided that the Administrator has acted with good faith and without fraud, bad faith, willful misconduct, gross negligence or material breach of this Agreement. Notwithstanding anything in this Agreement, in no event shall either Party be liable for special, indirect or consequential damage of any kind whatsoever. The Administrator may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in accordance with such advice. The Administrator shall be fully justified in failing or refusing to take any action under this Agreement or any other underlying document unless it shall first receive such advice or concurrence of the Client as it reasonably deems appropriate in good faith and, if so reasonably requests in writing, it shall first be indemnified to its reasonable satisfaction by the Client against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take such action.

8.2
Indemnification of Administrator.

Client shall, and hereby agrees to, indemnify, defend and hold harmless the Administrator and its Representatives from any and all losses, damages, liabilities, demands, charges, and reasonable and documented out-of-pocket costs and expenses (limited, in the case of fees and expenses of legal counsel, to the reasonable and documented out-of-pocket fees and expenses of a single firm of outside counsel at one time) incurred by Administrator and its Representatives with respect to any third-party claim, action, proceeding or suit arising from any acts or omissions performed or omitted by the Administrator or its Representatives pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations hereunder; provided such acts or omissions are in good faith and without, fraud, bad faith, willful misconduct or gross negligence on the part of the Administrator or any of its Representatives, and without reckless disregard of its duties under this Agreement.

8.3
Indemnification of Client.

The Administrator shall, and hereby agrees to, indemnify, defend and hold harmless the Client and its Representatives from any and all losses, damages, liabilities, demands, charges, and reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees and expenses of counsel and other experts) arising from any acts or omissions performed or omitted by the Administrator or its Representatives if such acts or omissions constitute fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder on the part of the Administrator or any of its Representatives.

8.4
Liability Cap.

Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of the Administrator or its Representatives shall not exceed the greater of (i) the aggregate amount paid by the Client to the Administrator for the Services contained herein during the 6 months preceding the date of the event giving rise to the claim upon which liability is based; and (ii) $250,000 (the “Liability Cap”); provided that the Liability Cap shall not apply to a breach of the confidentiality, use or data security provisions of this Agreement.

The provisions of this Section 8 shall survive the termination of this Agreement.

9.
DATA SECURITY

Administrator shall, in line with industry best practices, implement and maintain (and require any of its subcontractors, sub-processors, agents and affiliates that have access to Client Data to maintain) appropriate administrative, technical, physical, and organizational safeguards designed to: (i) protect against any anticipated threats or hazards to the security or integrity of the Services and Client Data; (ii) protect against unauthorized or unlawful access to or use of the Services and Client Data and against accidental loss or destruction of, or damage to, the Services and Client Data; (iii) ensure that the Services and Client Data and any associated hardware, system, or software are housed in physically secure premises with adequate fire protection and facility access controls; and (iv) ensure the proper disposal of Client Data, as applicable or allowable. For the avoidance of doubt, Administrator shall comply with the data security terms set forth in Exhibit C to this Agreement. The provisions of this Section 9 will survive the termination of this Agreement.

10.
PROTECTION OF PERSONAL DATA

To the extent applicable, the parties agree to abide by Exhibit D to this Agreement (Personal Data Processing) for purpose of protecting Personal Data that the Administrator Processes on behalf of the Client and its Affiliates and to ensure compliance with applicable laws, regulations and guidance concerning Personal Data. Any exclusion from the definition of Confidential Information contained in this Agreement will not apply to Personal Data. “Personal Data” and “Processing” shall have the meanings provided in Exhibit D to this Agreement.

11.
REPRESENTATIONS, COVENANTS AND WARRANTIES
11.1
Client’s Representations, Covenants, and Warranties Client hereby represents, covenants and warrants that:
(a)
it has full capacity and authority to enter into this Agreement and to provide the information required of it hereunder;
(b)
it will not breach or cause to be breached any undertaking, agreement, contract, statute, rule, or regulation to which it is a party or by which it is bound that would limit or materially affect the performance of its duties under this Agreement;
(c)
the engagement of the Administrator and the allocation of fees and expenses, to the extent applicable, under this Agreement is not prohibited by law or any governing documents or contracts to which it is subject;
(d)
if applicable, the Client has received, and will maintain throughout the duration of this Agreement, all necessary regulatory licenses, approvals or similar permissions or registrations required for conducting its business, including but not limited to all applicable local, state and federal licenses and registrations;
(e)
the terms of this Agreement do not violate any material obligation by which it is bound, whether arising by contract, operation of law or otherwise;
(f)
this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;

(g)
it specifically acknowledges that the Administrator is not a fiduciary nor a public accounting, auditing or law firm and that the Administrator does not provide accounting, auditing or legal services or advice;
(h)
it will deliver to the Administrator its Organizational Documents, Certificate of Good Standing, Ultimate Beneficial Ownership forms and an appropriate U.S. tax form or such other evidence of identity as the Administrator may reasonably require;
(i)
it is not engaged in any money laundering activities and agrees that it will not engage in any money laundering activities in the future; and
(j)
the representations and warranties contained herein shall be continuing during the term or this Agreement and if at any time, any event has occurred that would make any of the foregoing not true to a material degree, the Client will promptly notify the Administrator.
11.2
Administrator’s Representations, Covenants, and Warranties Administrator hereby represents, covenants and warrants that:
(a)
it is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and it has all requisite power and authority to enter this Agreement and perform its obligations hereunder;
(b)
will not breach or cause to be breached any undertaking, agreement, contract, statute, rule, or regulation to which it is a party or by which it is bound that would limit or materially affect the performance of its duties under this Agreement;
(c)
if applicable, the Administrator and its Affiliates have received, and will maintain throughout the duration of this Agreement, all necessary regulatory licenses, approvals or similar permissions or registrations in order to provide the services contemplated hereunder;
(d)
the terms of this Agreement and performance hereunder do not violate or result in a default under any obligation by which it is bound, whether arising by contract, operation of law or otherwise;
(e)
this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon it in accordance with its terms;
(f)
this Agreement does not require any consent or approval of, registration or filing with, or any other action by, any governmental authority, except such as have been obtained or made and are in full force and effect and will not violate any applicable law or regulation or its organizational documents;
(g)
it will deliver to the Client such evidence of such authorization as the Client may reasonably require, whether by way of certified resolutions or otherwise; and
(h)
the representations and warranties contained herein shall be continuing during the term of this Agreement and if at any time, any event has occurred that would make any of the foregoing not true to a material degree, the Administrator will promptly notify the Client.

12.
PORTAL; PROPERTY RIGHTS OF ADMINISTRATOR

The Client hereby acknowledges and agrees that Administrator may provide it with access to a proprietary system for receipt of instructions, reports, information, or documents, etc., as applicable. The Client acknowledges that any and all information relating to any such proprietary systems is a property right belonging to Administrator and Client agrees that such information shall constitute Confidential Information and shall not be disclosed to third parties, directly or indirectly, except for as otherwise allowed under this Agreement. For the avoidance of doubt, any Client Data contained within any system or reports posted on said system shall remain the Client’s data. The Client will not, nor will the Client permit any of its employees to do or attempt to do any of the following: (a) use or copy any of Administrator’s software products except as expressly authorized by this Agreement; (b) distribute, rent, lease, sublicense, assign, transmit or otherwise transfer any of Administrator’s software products; (c) reverse engineer, disassemble, decompile, or otherwise attempt to discern the source code of Administrator’s software products in whole or in part; (d) alter, modify, translate or otherwise create any derivative works of software products, except as expressly set forth in this Agreement; or (e) allow any third party to access or use Administrator’s software products, except for certain third-party service providers with the prior written consent of Administrator (which consent shall not be unreasonably withheld).

Client hereby agrees to provide notice to Administrator of any designated authorized user (“User”) of any proprietary system and shall provide timely updates to Administrator of any changes to said Users. Users may include employees of Client or third party service providers of the same. Such authorization shall be in writing (which can be sent electronically) and from an Authorized Representative. Any authorized User shall be required to accept the applicable terms and conditions located on any proprietary system website. Administrator reserves the right to change, revise or supplement the terms and conditions and to impose new or additional terms or conditions on use of the proprietary system. User access is subject to revocation by either the Client or Administrator at any time, with or without reason.

13.
TERM AND TERMINATION
13.1
Term

The initial term of this Agreement shall commence as of the Effective Date and end on the two-year anniversary of the Effective Date (the “Initial Term”). This Agreement shall automatically renew for additional one-year terms (each, a “Renewal Term” together with the Initial Term referred to herein as the “Term”) unless terminated by either Party upon 90 days prior written notice at any point during a Term.

13.2
Termination for Cause

This Agreement may be terminated immediately upon written notice of termination from one party (the “Terminating Party”) to the other party (the “Terminated Party”) if any of the following events shall occur:

(a)
the Terminated Party shall default in the performance of any of its material duties under this Agreement and, after notice of such default, shall not cure such default within thirty (30) days (or, if such default cannot be cured in such time, shall not give within thirty (30) days such assurance of cure as shall be reasonably satisfactory to the Terminating Party);
(b)
the Terminated Party is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(c)
a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Terminated Party in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, trustee, administrator, sequestrator or similar official for the Terminated Party or any substantial part of its property or order the winding-up or liquidation of its affairs;
(d)
the Terminated Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of any order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Terminated Party or any substantial part of its property, shall consent to the taking of possession by any such official or any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or

(e)
the Client shall be charged by any municipal or governmental body for committing any fraud or other criminal conduct and, if applicable, thereafter the Client shall indicate within five (5) days of the termination notice where any remaining funds in the Account shall be sent.

Each Party hereunder agrees that if any of the events specified in clauses (b), (c) or (d) of this Section 13.2(a) shall occur, it shall use reasonable efforts to give written notice thereof to the other Party within three (3) business days after the occurrence of such event.

13.3
Termination by Client; Early Termination Fee. The Client shall have the right terminate this Agreement at any time upon ninety (90) days prior notice. If the Client terminates this Agreement other than allowed under this Section 13, Administrator shall be entitled to receive all amounts accruing and owing to it under this Agreement on or prior to the effective date of such termination.
13.4
Termination by Administrator
(a)
Termination of Agreement. Notwithstanding the foregoing, the Administrator may terminate this Agreement and resign from its duties hereunder without any requirement that a successor Administrator be appointed, engaged and/or obligated hereunder and without any liability for further performance of any duties hereunder upon at least: (i) thirty (30) days prior written notice issued after the failure of the Client to pay any undisputed amounts specified in Section 5 hereof within sixty (60) days of the due date specified on the billing statement, provided the Client fails to cure the same within such thirty (30) day timeframe; and (ii) thirty (30) days prior written notice upon the failure of the Client to provide any indemnity payment or expense reimbursement to the Administrator required under Section 8 hereof within thirty (30) days of the receipt by the Client of a written request for such payment or reimbursement.
(b)
Termination of Transaction, Service or Affiliated Entity. The Administrator may additionally (i) resign from its duties related to a particular Transaction, Account, or Affiliated Entity or (ii) cease providing a particular Service, each without any requirement that a successor Administrator be appointed, engaged, or otherwise obligated to perform any of the same upon at least: (A) thirty (30) days prior written notice of the failure of the Client to pay timely any undisputed amounts specified in Section 5 hereof for a particular Service, Account, Affiliated Entity, or Transaction, and the failure to cure the same within such thirty (30) days’ timeframe; (B) ten (10) days prior written notice of any party in a Transaction, Account, or Affiliated Entity engaging in a prohibited industry or upon receiving negative KYC/AML results in relation to the same; or (C) sixty (60) days prior written notice that Administrator will no longer be offering a particular Service or Services.
13.5
Records

Upon termination of this Agreement and Client’s reasonable request, the Administrator shall send to Client, or as it shall direct, books of account, records, registers, Client Data, and assets relating to the affairs of or belonging to Client in the possession of or under the control of the Administrator or any of its agents or delegates; provided, however, Administrator shall be entitled to retain Client Data as required by law or internal document retention policies designed to comply with the law, subject to continuing compliance with the terms hereof for so long as such Confidential Information is retained. The Administrator shall use its reasonable best efforts to affect such delivery in a prompt, orderly and efficient manner.

The Administrator agrees to maintain and keep all books, accounts and other records of the Client that relate to activities performed by the Administrator under this Agreement. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Client shall at all times remain the property of the Client, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of this Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Client pursuant to Rule 31a-1 under the 1940 Act shall be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-

readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

13.6
Consequences of Termination

Upon termination of this Agreement by either Party, the Client shall be liable for payment of all fees, costs and other expenses and disbursements accrued or incurred up to the date of such termination in accordance with this Agreement. Upon termination, the Client shall immediately discontinue using all of the Administrator’s data processing and information compilation services, its proprietary portals, and shall return to the Administrator any and all software and documents, including electronic versions of such documents, containing any of the Administrator’s proprietary information.

14.
MISCELLANEOUS
14.1
Complete Agreement

This Agreement sets forth and represents the entire understanding of the Parties hereto in regard to the subject matter contemplated herein. This Agreement supersedes any and all agreements, either oral or in writing, between the Parties and no other agreement in regard to the subject matter contemplated herein, whether oral or in writing, shall be binding on the Parties.

14.2
Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.3
Amendment

No modification to or amendment of any of the provisions of this Agreement shall be binding upon either of the Parties (except as otherwise expressly provided herein) unless and until it has been made in writing and duly executed by all of the Parties hereto.

14.4
Insurance

During the term of this Agreement, the Administrator agrees to maintain, pay for and keep in full force and effect such standard insurance commensurate with other administrators and services in the same industry.

Upon the Client’s prior written request, the Administrator shall promptly furnish the Client with certificates evidencing such insurance.

14.5
Non-Solicitation

Client agrees that during the Term of this Agreement and for a period of twelve (12) months following the termination of this Agreement in accordance with its terms, it shall not directly or indirectly, with actual or constructive knowledge, solicit, induce, recruit or encourage any of Administrator's employees or consultants to terminate their relationship with Administrator, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of Administrator, either for itself or for any other person or entity, except for an employee who responds to a general solicitation of employment by the Client which is not aimed solely at the employee or employees of Administrator as a group or who is first approached when no longer an employee of Administrator or its Affiliates.

14.6
Successors and Assigns

This Agreement shall inure to the benefit of, and be binding upon, the successors and the assigns of the Administrator and the Client. This Agreement may not be assigned by either Party unless such assignment is previously consented to in writing by the other Party; any assignment in violation of this sentence shall be void. An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Administrator hereunder. Notwithstanding the foregoing, any organization or entity into which the Administrator may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Administrator shall be a party and any organization or entity succeeding to all or substantially all of the business of the Administrator shall be the successor Administrator hereunder without the execution or filing of any paper or any further act of any of the Parties hereto; provided that the Administrator shall provide prior written notice to the Client.

14.7
Notices

All notices, invoices or other documents required to be delivered or served upon either Party under this Agreement shall be in writing and shall be deemed to be duly delivered or served when delivered by hand, sent by registered mail or by facsimile transmission, or sent by e-mail to such address as the Parties shall have specified in Exhibit B to this Agreement.

All written notices shall be deemed effective as follows:

(a)
on the day of delivery during normal business hours to the relevant Party's address (as set forth in the Exhibit B to this Agreement) when the notice is hand delivered or sent by facsimile transmission and for e-mails as of the date they are read. However, in the event such notice is delivered after normal business hours, the said notice shall be deemed effective on the next day being a business day in the country of the Party's address; and
(b)
on the day of receipt by the relevant Party's address (as set forth in the Exhibit B to this Agreement) when the notice is sent by registered mail or by e-mails sent with reception notice.
14.8
Counterparts

This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same agreement. Facsimile and electronic signatures of this Agreement by either or both of the Parties shall have the effect of original signatures.

14.9
Force Majeure.
(a)
Except to the extent arising from such Party’s own gross negligence, fraud or willful misconduct, neither Party hereto shall be in breach or default of its obligations under this Agreement to the extent that delay or failure in its performance is caused by an act of God, fire, flood, severe weather conditions, utilities or telecommunications failures beyond its control, materials shortage, events of war or civil disorder or any other cause beyond the reasonable control of that party, but only to the extent the circumstances described above persist. Nothing in this Section 14.9 shall relieve either Party hereto from its obligations to make payments to the other Party as provided in this Agreement.
(b)
If a Party anticipates any excusable delay or failure under Section 14.9(a), it shall promptly notify the other Party of the anticipated delay or failure, the anticipated effect of that delay or failure and any actions that are being or are to be taken to alleviate or overcome the cause of the delay or failure.
(c)
If a Party is claiming an excusable delay or failure under Section 14.9(a), it shall use commercially reasonable efforts to alleviate or overcome the cause of the delay or failure as soon as possible.
14.10
Business Continuity

Administrator shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for periodic backup of computer files and data and emergency use of electronic data processing equipment. In the event of equipment failures, Administrator shall, at no additional expense to Client, take reasonable steps to minimize service interruptions caused by equipment failure. Administrator shall: (i) maintain a comprehensive business continuity plan (the “Business Continuity Plan”) that provides for sufficient recovery of its back office and administrative operations to enable Administrator to fulfill its obligations under this Agreement, and (ii) test such Business Continuity Plan no less frequently than annually. Upon prior written request, Administrator shall provide Client with a summary of its Business Continuity Plan and/or the results summary of the most recent business continuity test results. Administrator shall maintain, at a location other than its normal location, appropriate redundant facilities for operational back-up in the event of a power failure, disaster or other interruption. In the event of a business disruption that materially impacts Administrator's ability to fulfill its obligations under this Agreement, Administrator will promptly notify Client of the disruption and the steps being implemented under the Business Continuity Plan.

14.11
Governing Law and Jurisdiction

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of New York, United States of America, and each Party irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum Any right by either Party to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement is expressly and irrevocably waived.

14.12
Third Party Beneficiaries

This Agreement is for the sole and exclusive benefit of the Parties hereto, and nothing in this Agreement is intended to confer upon any other person any rights or remedies hereunder.

[Signatures on following page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date and year first above written.

SENIOR CREDIT INVESTMENTS, LLC

Represented by:

/s/ Adam Klepack

Name: Adam Klepack

Title: General Counsel and Secretary

ALTER DOMUS (US) LLC

Represented by:

/s/ Matthew Trybula

Name: Matthew Trybula

Title: Associate Counsel

[Signature Page to Administration Agreement]

EXHIBIT A

Authorized Representatives / Signors

The following individuals are authorized to provide instructions and directions to the Administrator on behalf of the Client until such time as an updated list has been provided. Instructions may be provided via electronic mail and are valid so long as one of the individuals below are copied thereto.

Name: Adam Klepack Name: Jason Kennedy

Title: General Counsel and Secretary Title: Chief Executive Officer

Email: aklepack@jefferies.com Email: jason.kennedy@jefferies.com

Name: John Dalton Name: Thomas Grenville

Title: Chief Financial Officer and Treasurer Title: Chief Compliance Officer

Email: jdalton@jefferies.com Email: tgrenville@jefferies.com

Name: E. Joseph Hess Name: Daniel Rapino

Title: Chief Operating Officer Title: Chief Accounting Officer

Email: jhess@jefferies.com Email: drapino@jefferies.com

Name: Jonathan Ciuffreda Name: Lawrence Lin

Title: Vice President Title: Assistant Secretary

Email: jciuffreda@jefferies.com Email: llin@jefferies.com

Exhibit A-1

EXHIBIT B

Notices

All notices, invoices or other document required to be delivered or served upon either Party under this Agreement shall be delivered or served to the address mentioned hereafter:

If to the Client

By letter:

Senior Credit Investments, LLC

520 Madison Avenue, 12th Floor New York, New York 10022

Attention: Adam Klepack, General Counsel

By email:

JFIN.Legal@Jefferies.com

If to Administrator

By letter:

Alter Domus (US) LLC

225 W. Washington St., 9th Floor Chicago, Illinois 60606

Attn: Legal Department By Fax:

+(312) 376-0751

By email:

legal@alterdomus.com

Exhibit B-1

EXHIBIT C

Data Security

1.
General.
1.1
Ownership. Client Data is and shall remain the sole and exclusive property of Client and all right, title, and interest in the same is reserved by Client. For purposes of this Exhibit C, “Client Data” means: (a) Client’s information or data collected, used, processed, stored, or generated as the result of the use of the Services; and, (b) Personal Identifiable Data collected, used, processed, stored, or generated as the result of the use of the Services. For purposes of this Exhibit C, “Personal Identifiable Data” shall be defined as any Client information or data that: (i) relates to an individual and/or (ii) identifies or can be used to identify the individual.
1.2
Administrator Use of Client Data. Administrator is provided a limited license to store, record, transmit, maintain and display the Client Data for the sole and exclusive purpose of providing the Services, to the extent necessary in the providing of the Services or as otherwise authorized in writing by Client. Administrator shall: (a) keep and maintain Client Data in strict confidence, using such degree of care as is appropriate and consistent with its obligations as further described in this Agreement and applicable law to avoid unauthorized access, use, disclosure, or loss, and in no event less than commercially reasonable care or the degree of care Administrator employs to safeguard its most confidential information; (b) use and disclose Client Data solely and exclusively for the purpose of providing the Services, such use and disclosure being in accordance with this Agreement and applicable law; and not for Administrator’s own purposes or for the benefit of anyone other than Client without Client’s prior written consent and (c) except as otherwise allowed herein, in no event sell, rent or transfer Client Data. Administrator will comply with all privacy and other laws applicable to Administrator as a third-party service provider relating to protection, collection, use, and distribution of Personal Identifiable Data. This Section shall survive the termination of this Agreement.
1.3
Return of Client Data. Upon the termination or expiration of this Agreement, or upon request by Client, Administrator shall provide all Client Data to Client, including all copies and excerpts thereof, in its possession or in the possession of its subcontractors or agents in the format specified by Client, without charge and without any conditions or contingencies whatsoever within thirty (30) business days following the request or the termination of this Agreement. Further, Administrator shall certify to Client the destruction of any Client Data within the possession or control of Administrator or its subcontractors or agents provided, however, Administrator shall be entitled to retain Client Data as required by Law or internal document retention policies designed to comply with Law, subject to continuing compliance with the terms hereof for so long as such Confidential Information is retained; provided, further, the Administrator shall be entitled to retain any information contained in backups that cannot reasonably be destroyed.. This Section shall survive the termination of this Agreement.
1.4
Backup and Recovery of Client Data. As a part of the Services, Administrator is responsible for maintaining a backup of Client Data and for an orderly and timely recovery of such data in the event that the Services may be interrupted. Administrator shall maintain a contemporaneous backup of Client Data that can be recovered on a timely basis. Additionally, Administrator shall store an encrypted backup of Client Data in an off-site facility no less than daily, maintaining the security of Client Data in accordance with the security requirements further described herein.
1.5
Undertaking by Administrator. With respect to Client’s Data, Administrator agrees to:
a.
establish, maintain, monitor and use appropriate physical, technical, administrative, and organizational safeguards consistent with industry best practices to: (i) ensure the security and confidentiality of Client Data against a Security Breach, including, at a minimum, secure user authentication protocols and access controls, server firewalls, physical security, current malware, antivirus and security software, reasonable monitoring of information systems containing Client

Exhibit C-1

Data, and encryption of all records and files containing Client Data that will travel across public networks, be transmitted wirelessly, or when stored on portable devices and all records and files containing Personal Identifiable Data at all times; (ii) protect against any anticipated threats or hazards to the security, integrity and availability of Client Data; (iii) protect against unauthorized disclosure, access to, or use of Client Data; (iv) ensure the proper disposal of Client Data, as applicable; and, (v) ensure that all employees, agents, and subcontractors of Administrator, if any, comply with all of the foregoing. For purposes of this Agreement, a “Security Breach” means any actual unauthorized, accidental, or unlawful loss, acquisition, modification, use, destruction, alteration, disclosure or access of Client Data;
b.
maintain written policies and procedures regarding disaster recovery and avoidance procedures, damage assessment, and incident handling, and shall provide Client with summaries of these plans as reasonably requested;
c.
implement reasonable precautions with respect to the employment or engagement of, and access given to, Administrator personnel and representatives, including background checks and security clearances that assign specific access privileges to individuals who will have access to Client Data, training of employees on the proper use of the computer security system, the security, back up and disaster recovery procedures, and the importance of security of Client Data, restricting access to records and files containing Client Data to those who need such information to perform their job duties, and requiring each employee to enter into a written agreement that prohibits the employee from disclosing the Client Data to any unauthorized third party or using the Client Data in an unauthorized manner;
d.
maintain an appropriate network security program, including designation of one or more employees to coordinate the security program, monitoring of systems for unauthorized use of, or access to, Client Data, appropriate access and data integrity controls, appropriate device and media controls governing the receipt, removal or re-use of hardware or electronic media that contain or contained Client Data, testing and auditing of all controls, appropriate corrective action and incident response plans, and, to the extent technically feasible, encryption of all Client Data while in transit or at rest;
e.
comply with laws applicable to Administrator as a third-party service provider to protect Client Data from a Security Breach;
f.
if requested or required by government authorities to disclose Client Data, Administrator will notify Client in writing, to the extent allowed by law, prior to any such disclosure in order to allow Client an opportunity to oppose any such disclosure; and
g.
appropriately train its employees and agents in handling Client Data and subject them to substantially similar confidentiality obligations as those specified in the Agreement.
1.6
Administrator Responsibility for Incident Handling and Security Breach. In the event of a Security Breach, Administrator shall, at its own expense, as applicable:
a.
notify Client without undue delay after becoming aware of such occurrence which notice shall include, to the extent known and available at such time, a detailed description of the incident, the Client Data accessed, the identity of affected individuals if Personal Identifiable Information was accessed, and such other information as Client may reasonably request concerning the Security Breach; (b) cooperate with Client in investigating the occurrence, including making available all relevant records, logs, files, data reporting, and other materials required to comply with applicable law or as otherwise required by Client; (c) perform or take any other actions required to comply with applicable law as a result of the occurrence; and, (d) provide to Client a plan describing the measures Administrator will undertake to prevent a future occurrence. This Section shall survive the termination of this Agreement.

Exhibit C-2

b.
Administrator shall assume financial and legal responsibility for investigating the Security Breach, taking any actions that are reasonably requested by Client to mitigate the damages, and providing any consumer notices required by law or appropriate under the circumstances, provided that Client will determine, in its sole discretion, if any individual(s) should be notified of the Security Breach.
2.
Assurance of Compliance & Audit.
2.1
Right of Audit by Client. Without limiting any other audit rights of Client, Client shall have the right to review Administrator’s data privacy and information security program summary prior to the commencement of Services and from time to time during the term of this Agreement. Upon reasonable request by Client, Administrator agrees to complete, within forty-five (45 days) of receipt, an audit questionnaire provided by Client regarding Administrator’s data privacy and information security program. Any of Client’s regulators shall have the same rights upon request. Questionnaires conducted by Client or its third-party designee will be at Client’s sole expense.
2.2
Audit Findings. Administrator shall, in its sole discretion, implement reasonable safeguards and recommendations as identified by any audit of Administrator’s data privacy and information security program.
2.3
Post-Incident Reporting. In the event of a reported security incident or event involving Client Data, Administrator shall provide a post incident report detailing (a) a summary of incident, (b) a timeline of the investigation into the incident, (c) a root cause analysis into the incident, and (d) a summary of the remediation and preventative steps and timeline for implementing the same.
2.4
Discipline. Administrator further agrees that it will maintain a disciplinary process to address any unauthorized access, use or disclosure of Client Data by any of Administrator’s officers, partners, principals, employees, agents or independent contractors.

Exhibit C-3

EXHIBIT D

Personal Data Processing

1.
DEFINITIONS
a)
In this personal data processing exhibit (this “Exhibit”) the terms “consent”, “controller”, “personal data”, “personal data breach”, “processor”, “processing” and any other term expressly defined in Article 4 of the EU Regulation 2016/679 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/CE, dated 27 April 2016 (the “GDPR”), have the meanings given to them in article 4 of the GDPR and corresponding terms under other Applicable Data Protection Laws (as defined herein). “Applicable Data Protection Laws” means all laws, regulations, binding legislative and regulatory requirements and codes of practice in any relevant jurisdiction relating to data protection and the processing of Personal Data.
b)
Unless specifically defined otherwise in this Exhibit, all capitalized or defined terms shall have the meaning given to them in the Agreement.
c)
For the purpose of this Exhibit D – Personal Data Processing, the term ‘Affiliates’ means any company belonging directly or indirectly to AD(US) and the Alter Domus Group of companies or companies controlled by or under common control with them.
2.
SCOPE
a)
Pursuant to the Agreement, AD(US) (the “Administrator”) may process personal data required in relation to the performance of the Services for the benefit of the Client (“Client”) in compliance with this Exhibit D.
b)
This Exhibit applies where (i) the Administrator processes personal data as a processor in order to provide the Services (the "Processed Personal Data"), or (ii) the Administrator processes personal data for the purposes set out in clause 4.
c)
Each party shall comply, and the Administrator shall ensure that each of its delegates or sub- contractors (if any) engaged in the processing of personal data complies with the Applicable Data Protection Laws.
3.
THE ADMINISTRATOR AS PROCESSOR
a)
For the purposes of this clause 3, the parties to the Agreement acknowledge and agree that, to the extent that the Administrator (or any relevant delegate or sub-contractor) processes the Processed Personal Data, the Administrator (or any relevant delegate or sub-contractor) acts as “processor” of the Client, and the latter qualifies as “data controller”.
b)
Obligation of the Administrator. The Administrator, in its capacity as a processor, shall process the Processed Personal Data only in accordance with this Exhibit and other documented instructions of the Client.
c)
Assistance by the Administrator. The Administrator:
i.
shall, upon the written request from the Client, and insofar as this is technically or legally possible, assist with appropriate technical and organizational measures (taking into account the nature of the processing) for the fulfilment of the Client's obligations to respond to requests from data subjects for access to, or rectification, erasure or portability of Processed Personal Data or for restriction of processing or objections to processing of Processed Personal Data; it being understood that the Administrator has not obligation to respond to any such data subject requests, unless expressly required by law; and

Exhibit D-1

ii.
give the Client such assistance as it reasonably requests, and the Administrator is reasonably able to provide, aimed at ensuring compliance with the Client’s own security, data breach notification, impact assessment, data protection or data privacy authority consultation obligations under Applicable Data Protection Law, taking into account the information and means available to the Administrator.
d)
Inspection by the Client:
i.
Subject to this Clause 3(d), and to the extent permitted by law, the Administrator shall make available to the Client such information in relation to the Processed Personal Data as the Client reasonably requests and the Administrator is reasonably able to provide.
ii.
The Administrator shall further, subject to any relevant and applicable confidentiality obligation, provide the Client with access to any Processed Personal Data relating to the performance of the Services and assist with such audits, including inspections, reasonably requested by (or on behalf of) the Client (and their internal or external auditor (the “Auditor”)) to undertake the verification that the Administrator’s complies with its obligations under this clause 3(d).
iii.
The Client shall give the Administrator at least thirty (30) business days’ notice of any intention to conduct a visit or audit under clauses 3(d)(i) and 3(d)(ii) above, unless such visit or audit is conducted in respect of a suspected fraud, in which case a notice of five (5) business days’ shall be required. Further, the Client shall use (and ensure that their Auditors use) its best endeavors to avoid (or minimize) causing any damage, injury or disruption to the Administrator’s premises, equipment, personnel and business while the personnel of the Client, or its Auditors are on the Administrator’s premises in the course of such an audit or inspection. The Administrator has no obligation to give access to its premises for the purposes of an audit or inspection (i) to any individual unless he or she produces reasonable evidence of identity and authority, or (ii) for the purpose of more than one audit or inspection in any calendar year except in case of suspected fraud, or (iii) if by doing so, the Administrator breaches its statutory or regulatory or contractual duties, an order of a competent court or other authority and applicable to the Administrator and/or an Affiliate of the Administrator.
iv.
For the avoidance of doubt, clauses 3(d)(i) and 3(d)(ii) shall not require, nor be deemed to require, the Administrator to disclose to the Client and/or its Auditors information of any kind previously disclosed to, or otherwise held in confidence by the Administrator on behalf of any of its other clients or other person in any capacity whatsoever (the “Protected Information”). Consequently, the Administrator may, in its sole discretion, refuse access to the Client and/or its Auditors to any systems (including databases or servers) and files belonging to, or used by the Administrator and containing such Protected Information, documents or any other data, if and to the extent that it is impossible or impracticable for the Administrator to grant access to such systems without compromising the protection, confidentiality or security of the Protected Information. The Administrator shall notify the Client in writing of the reasons and the scope of such refusal.
e)
The Client’s Obligations. The Client shall:
i.
determine the purpose and means of Processed Personal Data processing;
ii.
remain ultimately liable towards its own local data protection authority and/or any other competent authority for the processing of Processed Personal Data;
iii.
to the extent required by Applicable Data Protection Law, inform its officers, directors,

Exhibit D-2

partners, managers, employees, investors, agents or any other person whose personal data was transferred to the Administrator under this Agreement (the “Data Subjects”) about the processing by the Administrator of the Processed Personal Data relating to them, as well as about the rights available to them under Applicable Data Protection Laws;
iv.
remain responsible for (i) the protection of the Data Subject’s rights pursuant to Applicable Data Protection Laws, (ii) providing adequate information to the Data Subjects about the Processed Personal Data and, (iii) obtain their consent if necessary or required under this Agreement, under the Applicable Data Protection Laws; and
v.
ensure that the Processed Personal Data is processed in a fair and lawful manner in conformity with all the provisions and obligations provided by Applicable Data Protection Law. For the avoidance of doubt, the foregoing is without prejudice to the Administrator’s obligations under Applicable Data Protection Law and this Exhibit.
f)
With respect to Processed Personal Data, the parties to this Agreement agree the following processing description:
i.
Processed Personal Data are only processed for (i) the performance of the Services under this Agreement and (ii) the duration of this Agreement, to the extent required for compliance with data retention obligations of the Client and to protect and enforce the Administrator’s rights under this Agreement (e.g., in the context of legal proceedings, regulatory investigations or similar events);
ii.
types of Processed Personal Data include (i) personal identification data, including first name, last name, residential address, date and place of birth, citizenship; (ii) tax details, including tax residence, tax number, status under dividends and interests withholding tax rules, FATCA rules, CRS rules and any other tax rules; (iii) financial information including origin of wealth and bank account details; (iv) publicly available information; (v) any information determined and controlled by the Client in connection with the Services; and (vi) any other information provided by the Client for the purpose of enabling the Administrator to perform its obligations under the Agreement, to comply with applicable laws, regulations, orders of a competent court or requests form a regulatory authority that the Client or the Administrator are subject to; and
iii.
categories of data subjects concerned by the processing of Processed Personal Data are (i) direct and indirect investors, shareholders or interest holders in entities serviced by the Administrator, (ii) directors and officers of entities serviced by the Administrator and (iii) any other categories of data subjects that the Client may submit.
4.
THE ADMINISTRATOR AS DATA CONTROLLER
a)
The Client consents that, in addition to processing Processed Personal Data as provided in clause 3 above, the Administrator may act as a “data controller” and, in its own right, process personal data relating to a data subject and received from the Client.
b)
With respect to personal data processed by the Administrator in accordance with clause 4(a), the parties agree the following processing description:
i.
personal data processed by the Administrator in accordance with clause 4(a) are only processed for (i) compliance with statutory and regulatory obligations of the Administrator or internal policy requirements and the order of a competent court, as well as (but not limited to) accounting, commercial communications, know-your-customer and anti-money laundering requirements, general management of the Services or customer relationship purposes and (ii) for the duration of this Agreement between the Administrator and the Client, to the extent necessary to protect and enforce the Administrator’s rights under this

Exhibit D-3

Agreement (e.g., in the context of legal proceedings, regulatory investigations or similar events);
ii.
types of personal data processed by the Administrator in accordance with clause 4(a) include (i) personal identification data, including first name, last name, professional contact details, (ii) position, level or seniority, professional title within the Client’s organization or (iii) communications sent by the Administrator; and
iii.
categories of data subjects concerned by personal data processed by the Administrator in accordance with clause 4(a) are (i) direct and indirect investors, shareholders or interest holders in entities serviced by the Administrator, (ii) directors and officers of entities serviced by the Administrator and (iii) any other categories of data subjects that the Client may submit.
5.
GENERAL
a)
The Administrator shall:
i.
implement all necessary technical and/or organizational measures as required by the Applicable Data Protection Laws (such as, for instance, the ability to ensure the confidentiality, integrity, availability and resilience of processing systems and services, the ability to restore the availability and access to personal data in a timely manner in the event of a physical or technical incident, a process for regularly testing, assessing and evaluating the effectiveness of technical and organizational measures for ensuring the security of the processing) to ensure the protection of the personal data processed as agreed in this Exhibit from any accidental or unlawful destruction, loss, deterioration, unauthorized disclosure or access and any other unlawful form of processing;
ii.
ensure that the persons authorized to process the personal data processed as agreed in this Exhibit are bound by the same or substantially similar terms of confidentiality or are subject to a substantially similar statutory or regulatory duty of confidentiality; and
iii.
inform the Client without undue delay if the Administrator becomes aware of the occurrence of any personal data breach in relation to the personal data processed as agreed in this Exhibit while it is in possession or under the control of the Administrator and to the extent required by Applicable Data Protection Law.
b)
Delegation by the Administrator:
i.
The Client authorizes the Administrator to delegate the processing of personal data as agreed in this Exhibit to any person or persons (the “Sub-Processor”). The Administrator shall remain liable towards the Client for any acts and omissions of any Sub-Processor.
ii.
The Administrator shall exercise all due skill, care and diligence in the selection and the appointment of any Sub-Processor, and will keep exercising all due skill, care and diligence in the periodic review and ongoing monitoring of any Sub-Processor.
iii.
The Administrator shall ensure that any Sub-Processor having access to (or otherwise processing) personal data as agreed in this Exhibit is subject to written terms imposing on it substantially the same duties regarding data security, confidentiality, privacy as those applying to the Administrator under this Exhibit.
c)
The Client authorizes the Administrator to transfer personal data processed as agreed in this Exhibit to the Administrator’s Sub-Processor located within or outside of the European Economic Area, as well as to competent authorities. The Client authorizes the Administrator to transfer personal data outside the European Economic Area to countries which do not provide an adequate level of protection for personal data according to the European Commission, provided such

Exhibit D-4

transfers are carried out in compliance with the appropriate legal instruments (such as standard contractual clauses) and do not conflict with statutory confidentiality obligations binding upon the Administrator.
d)
The Client hereby warrants and represents that, to the extent required by law, (i) all relevant Data Subjects have consented to the disclosure of personal data (or categories of personal data) to be disclosed to the Administrator in accordance with this Exhibit, and (ii) all relevant Data Subjects have been provided with the information required in accordance with Applicable Data Protection Laws.
e)
Subject to clause 5(f) below, upon termination of this Agreement, the Administrator shall, as soon as reasonably practicable on receipt of a written request from the Client, destroy or return to the Client (at the Client's election) any of the personal data processed as agreed in this Exhibit in the Administrator possession or under its control.
f)
The Administrator shall not be required to destroy or return:
i.
the personal data processed as agreed in this Exhibit which the Administrator is required to retain in accordance with any laws, regulations, regulatory guidance applicable to the Administrator or any of its Affiliates, orders imposed on the Administrator or an Affiliate of the Administrator by a competent judicial, governmental, regulatory or similar body, or that the Administrator may have determined (to the extent permitted by law) to be necessary to protect and enforce its rights under this Agreement; or
ii.
copies of the personal data processed as agreed in this Exhibit which it is not technically practicable for the Administrator to locate and delete or return.

For the purpose of performing the Services under the Agreement, the Administrator is authorized to maintain on electronic records any and all documents and information received from the Client and information publicly available.

Exhibit D-5

EXHIBIT E

Account Information

Account Name	Account Holder	Bank and Account Number

Exhibit E-1

SCHEDULE 1

SERVICE SCHEDULE: FUND ADMINISTRATION – CREDIT FUNDS

This Service Schedule forms part of and is issued under the Master Administrative Service Agreement dated October 27, 2023, between Senior Credit Investments, LLC and Alter Domus (US) LLC.

PART A – SERVICES

•
Fund Accounting and Reporting Services

Administrator will provide the following fund accounting and reporting services to the Client:

•
maintain the Client’s financial books and records, including the register of the Client’s shareholders, which includes shareholder’s name, contact information, capital balance, number of shares and ERISA categorization;
•
reconcile bank, custodian and futures commission merchant cash, security and future accounts;
•
assist the Client, in coordination with the Adviser, in determining the Client’s net asset value on a monthly or quarterly basis, overseeing the preparation and filing of the Client’s tax returns, and dissemination of reports to shareholders;
•
preparation of monthly valuation reports (excluding investor statements) and quarterly reports (to the extent the Client has provided all necessary information and documents to the Administrator to prepare the same) and, following the approval of the Client or its Adviser, communication of such to shareholders;
•
preparation of financial statements for inclusion in Form 10-Q, Form 10-K, as applicable;
•
prepare a first draft of the year-end audited financial statements to be provided to the Client for review within sixty (60) days of the year-end;
•
prepare the Balance Sheet, Income Statement, Trial Balance Report, General Ledger and Statement of Changes in Partners’ Capital, Investor Reports, Performance Reports and such other reports as the parties may mutually agree upon, all such reporting to be provided on a GAAP basis only;
•
liase, as necessary, with the Client’s Adviser, banks, custodians, futures commission merchants and other brokers, auditors and shareholders;
•
calculate the management fee and allocate the performance allocation in accordance with the Offering Documents;
•
calculate and report on the total returns of the Client;
•
track and reconcile all expenses and ensure budgets are maintained and appropriately updated;
•
report all expenses and transactions to the Client’s board as requested;

Regulatory and Compliance

•
manage and organize SEC-mandated filings
•
support the Adviser and legal counsel in upholding regulation and compliance procedures of the Client;
•
provide compliance reports as requested;
•
prepare dividend and distribution notices to shareholders in compliance with regulations; and
•
support SEC examinations and supply necessary records and materials as requested.

Service Schedule 1 – p. 1

•
Investor Services

Administrator will provide the following investor services to the Client, in accordance with Client’s Offering Documents:

•
receive and process subscriptions, promptly after receiving a fully executed subscription agreement and supporting documentation from the Client; such review process shall include reviewing the Subscription Documents received from prospective investors in the Client to check for accurateness and completeness (including, without limitation, verifying that each prospective investor is an “accredited investor” (or, if applicable, a “qualified purchaser”) as defined in the Subscription Documents, based upon representations in the Subscription Documents) and promptly informing the Client of any errors or irregularities on its face;
•
perform anti-money laundering and “know-your-client” compliance reviews of each prospective investor in accordance with applicable laws, regulatory requirements and the Offering Documents, or as otherwise directed by and subject to the approval of the Adviser, which reviews shall include but not be limited to the following: (i) obtaining appropriate documentation to verify the identity of the investor; (ii) checking the U.S. Treasury Department’s Office of Foreign Assets Control list to confirm that the applicable investor is not posted on such list; and (iii) reviewing for accuracy and completeness the anti-money laundering representations made by the investor.
•
Electronic Distribution/Archiving of Investor Statements – at the election of the Client, and following the approval of the Client or the Client’s Adviser, the Administrator will distribute investor statements and other information via email or via CorPro, the Administrator’s electronic document library;
•
conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and other persons in any capacity deemed by the Administrator to be necessary or desirable;
•
manage Client commitments, where applicable, by producing and distributing basic capital calls to shareholders at the direction of the Adviser on behalf of the Client and tracking funds received; and
•
monitor and communicate activity under the Client’s share repurchase program.
•
communicate with shareholders as reasonably necessary in connection with the foregoing.
•
Fund Administration

The Administrator will provide the following fund administration services to the Client, in accordance with the Client’s Offering Documents:

•
oversee the determination and publication of the Client’s net asset value in accordance with the Client’s policy as adopted from time to time by the Board of Directors;
•
oversee the maintenance of the books and records of the Client required under Rule 31a-1(b)(4) under the Investment Company Act of 1940, as amended (the “1940 Act”);
•
prepare the financial information for the Client’s proxy statements and quarterly and annual reports to shareholders;
•
calculate the Client’s expenses and as appropriate compute the Client’s yields, total return, expense ratios and portfolio turnover rate;
•
assist the Client’s transfer agent with respect to the payment of dividends and other distributions to shareholders;

Service Schedule 1 – p. 2

•
coordinate the preparation of Client-related expenses, and review and adjust as necessary the Client’s daily expense accruals;
•
calculate performance data of the Client for dissemination to information services covering the investment company industry;

•
monitor the Client’s compliance with the 1940 Act requirements applicable to business development companies and the Client’s status as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “IRC”), in each case as modified from time to time, including:
•
Maintenance of books and records under Rule 31a-3 of the 1940 Act.
•
IRC Section 851 – 90% qualifying income.
•
IRC Section 851 – annual distribution requirement.
•
IRC Section 851 – fund diversification.
•
Section 55(a) of the 1940 Act – 70% qualifying assets requirement.
•
Section 18 of the 1940 Act, as modified by Section 61 of the 1940 Act – 150% or 200% asset coverage requirement, as applicable.
•
monitor the Client’s compliance with applicable limitations as imposed by the 1940 Act and rules and regulations thereunder or set forth in the Client’s Offering Documents;
•
cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to, the Client’s independent registered public accountants in connection with the preparation of any audit or report;
•
assist the Client’s Chief Executive Officer and Chief Financial Officer in connection with establishing and maintaining internal control over financial reporting (as defined in Rules 13a-15(f) and 15-d(f) under the 1934 Act) for the Client and assist with certification requirements pursuant to the SOX Act;
•
cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the “SEC”) or any other regulatory authority in connection with any regulatory audit of the Client;
•
prepare and/or supervise the preparation with the applicable regulatory authority of all securities filings (including, but not limited to, Form 10-Q and Form 10-K), periodic financial reports, registration statement(s), marketing materials, tax returns, shareholder reports and other regulatory reports and filings required of the Client.
•
file Form 1099 Miscellaneous for payments to Directors and other service providers.
•
prepare tax schedules, which include without limitation the following items:
•
Fiscal Distribution Schedule
•
Excise Distribution Schedule.
•
provide the Client with certain copies of third party audit reports (e.g., SSAE 18 or SOC 1) to the extent such reports are available and related to the Services performed under this Agreement. The Client acknowledges and agrees that such reports are confidential and that it will not disclose such reports except to its employees and service providers who have a need to know and have agreed to obligations of confidentiality applicable to such reports.

Service Schedule 1 – p. 3

•
in order to assist the Client in satisfying the requirements of Rule 38a-1 under the 1940 Act (“Rule 38a-1”), the Administrator will provide the Client’s Chief Compliance Officer with reasonable access to the Administrator’s Client records relating to the Services provided by it under this Agreement, and upon request will provide quarterly compliance reports and related certifications in relation to Rule 38a-1.

Administrator agrees to the performance of other administrative and clerical services necessary in connection with the administration of the Client, or as otherwise agreed to by the parties.

PART B – ADDITIONAL CONDITIONS SPECIFIC TO THIS SERVICE SCHEDULE

The below provisions, definitions, and terms (“Additional Provisions”) are herein added to the Agreement in addition to those terms, provisions, and definition already contained therein. The Additional Provisions are specific to this Schedule and the Services provided hereunder. To the extent there is any conflict or inconsistency between the Additional Provisions and the terms and conditions of the Agreement, the Additional Provisions shall prevail to the extent of the inconsistency.

1.
Definitions. The below definitions are hereby added to the Agreement as they relate to the Services contained within this Schedule.

Adviser shall mean Jefferies Credit Management LLC.

Offering Documents shall mean any prospectus, private placement memorandum, notice, circular, proxy or other client/investor communication issued by the Client from time to time, as appropriate, including all amendments or supplements thereto.

2.
Additional Terms and Conditions.
(a)
Additional Limitation of Liability. The Administrator shall have no responsibility to monitor the investment objectives, portfolios and restrictions of the Client or the Adviser to determine compliance with the Client’s Offering Documents or other relevant Organizational Documents, nor any function carried out by the Adviser. The Administrator shall have the right to rely on any valuations provided for the assets of the Client by the Client, its Adviser or other third-party pricing service on behalf of the Client. The Client agrees to provide the Administrator with all books and records related to the Client that were prepared or maintained by another administrator, third party or the Client itself, prior to the execution of this Agreement, if applicable.
(b)
Additional Client Representations, Covenants and Warranties. The Client hereby represents, covenants and warrants that:
(i)
it shall be solely responsible to provide the Administrator with complete financial information on an accurate and timely basis to enable the Administrator to prepare such reports, computations, and other information for the Client, and agrees that the Administrator cannot be held responsible for delays or inaccuracies arising from failure of the Client to provide timely and accurate information. The Client (or its Adviser) warrants that it will provide timely approval of all reports and financial packages, including but not limited to all calculated NAVs and investor capital statements, prior to distribution to shareholders and agrees that the Administrator cannot be held responsible for delays in the distribution of said reports or financial packages arising from failure of the Client to provide timely approval;
(ii)
it has reviewed and understands the services to be provided by the Administrator and the data processing and information compilations that the Administrator provides, and has determined that the services, data processing and information compilation services provided by the Administrator are appropriate for and meet the requirements of the Client.

Service Schedule 1 – p. 4

The Client acknowledges that it has had an opportunity to ask questions of, and has received responsive answers from the Administrator concerning the Administrator’s services, data processing and information compilation services such that the Client has made a fully informed decision in entering into this Agreement;
(iii)
all of its directors, officers, managers, principals and employees are and will continue to be licensed and registered as necessary to conduct its business; and
(iv)
the Client will deliver to the Administrator its Offering Documents, and all amendments, modifications and supplements thereto, as the Administrator may reasonably require.
(c)
Term. In the event of a termination of this Schedule pursuant to Section 13 of the Agreement, the Administrator agrees to (i) use reasonable efforts to assist the Client and any successor administrator appointed by the Client in connection with the related transition to the new administrator and (ii) return to the Client any confidential information provided by the Client to the Administrator pursuant to this Agreement upon request; provided the Administrator shall have the right to keep copies of confidential information in order for it or any of its Affiliates to observe the regulatory or legal obligations that it is subject to, which retained information shall continue to be subject to the confidentiality obligations set forth in the Agreement. All costs related to the transfer of data to the Client or any successor administrator will be borne by the Client.
(d)
Property Rights of the Client. The Client’s books, records and investor data that are in the possession or under the control of the Administrator shall remain the property of the Client. The Client and its Authorized Representatives shall have the right to inspect such books and records upon reasonable prior written notice, during the Administrator’s normal business hours, and without disrupting the Administrator’s daily business operations. Upon prior written request from the Client, the Administrator will deliver said books and records in their possession to the Client, at the Client’s expense. Any such books or records may be maintained in the form of electronic media stored on any magnetic disk, tape, or similar recording method, or by any cloud-based computing and storage services.
(e)
Withholding Tax. Notwithstanding anything to the contrary herein or in the attached Schedules, the Client acknowledges that the Administrator shall have no liability for any tax withholding or payments of withheld amounts to the Internal Revenue Service, whether by virtue of the Foreign Account Tax Compliance Act or any other withholding required under the Internal Revenue Code. In addition, the Parties acknowledge and agree that the Administrator does not act as a withholding agent for the Client, as defined under the Internal Revenue Code, and, as such, is not liable for any of the related information reporting required thereunder.

Service Schedule 1 – p. 5

THIS SERVICE SCHEDULE HAS BEEN DULY EXECUTED on October 27, 2023, by the Parties to the

Agreement.

SENIOR CREDIT INVESMENTS, LLC

Represented by:

Name: Adam Klepack

Title: General Counsel and Secretary

ALTER DOMUS (US) LLC

Represented by:

Name:

Title:

Service Schedule 1 – p. 6

SCHEDULE 2

SERVICE SCHEDULE: PORTFOLIO ADMINISTRATION

This Services Schedule forms part of and is issued under the Master Administrative Services Agreement dated October 27, 2023, between Senior Credit Investments, LLC and Alter Domus (US) LLC.

PART A – SERVICES

Asset/Loan Administrative Services

Unless the Administrator receives contrary Instructions from the Client, the Administrator shall:

•
monitor borrowings, repayments, loan restructurings, rollovers, loan commitments, commitment reductions and increases, rate reset, margin changes and payments-in-kind (PIK), etc., on the Assets, and maintain amortization schedules for the same;
•
monitor collection of all interest and principal and all other income and payments in the Client’s account, whether paid in cash or in kind and note the same;
•
maintain a database of information regarding the payment history of all the Assets; and
•
provide such customized reporting as requested by Client and agreed upon between the parties.

PART B – ADDITIONAL CONDITIONS SPECIFIC TO THIS SERVICES SCHEDULE

The below provisions, definitions, and terms (“Additional Provisions”) are herein added to the Agreement in addition to those terms, provisions, and definition already contained therein. The Additional Provisions are specific to this Schedule and the Services provided hereunder. To the extent there is any conflict or inconsistency between the Additional Provisions and the terms and conditions of the Agreement, the Additional Provisions shall prevail to the extent of the inconsistency.

1.
Definitions. The below definitions are hereby added to the Agreement as they relate to the Services contained within this Schedule.

Asset means a loan, bond, or other type of asset underwritten or purchased by Client and administered by Administrator as part of this Agreement.

2.
Additional Terms and Conditions.
(a)
Additional Limitation of Liability. Notwithstanding anything set forth herein or in the Agreement, in no event shall the Administrator be liable for payment from its own funds for (i) any taxes on or by reference to any Assets or payments thereon (other than income taxes or other taxes in relation to fees earned hereunder) or (ii) any alleged duty to make advances or (iii) any amount paid or to be paid by or for the account of the Client or the lenders.
(b)
If applicable, all collection of funds or other property paid or distributed in respect of the Assets herein shall be made at the risk of the Client. Subject to the exercise of reasonable care, the Administrator shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Administrator of any payment, redemption or other transaction regarding the Assets in respect of which the Administrator has agreed to take action as provided in this Service Schedule. The Client agrees that it shall promptly provide the Administrator with copies of such notices it receives directly.

THIS SERVICES SCHEDULE HAS BEEN DULY EXECUTED on October 27, 2023, by the Parties to the Agreement.

SENIOR CREDIT INVESTMENTS, LLC

Service Schedule 2 – p. 1

Represented by:

Name: Adam Klepack

Title: General Counsel and Secretary

ALTER DOMUS (US) LLC

Represented by:

Name:

Title:

Service Schedule 2 – p. 2

SCHEDULE 3

SERVICE SCHEDULE: FUND ADMINISTRATION – CORPRO

This Service Schedule forms part of and is issued under the Master Administrative Service Agreement dated October 27, 2023, between Senior Credit Investments, LLC and Alter Domus (US) LLC.

PART A - SERVICES

CorPro Web Portal Services

Administrator will provide the following CorPro web portal services to the Client, in relation to its fund administration services:

•
utilize CorPro to upload and distribute investor statements, financial statements, and other fund related documentation to investors and other authorized third parties, and send notification of the same;
•
allow the Client’s investment adviser (the “Adviser”) direct access to the portal to manage and track the life-cycle of the investment process, including marketing, due diligence, subscription/redemption, and investor servicing; and
•
work with the Client to customize the CorPro web portal and link it to the Client’s website for access by investors.

Administrator agrees to the performance of other administrative and clerical services necessary in connection with the administration of the Client, or as otherwise agreed to by the parties.

PART B – ADDITIONAL CONDITIONS SPECIFIC TO THIS SERVICE SCHEDULE

The below provisions, definitions, and terms (“Additional Provisions”) are herein added to the Agreement in addition to those terms, provisions, and definition already contained therein. The Additional Provisions are specific to this Schedule and the Services provided hereunder. To the extent there is any conflict or inconsistency between the Additional Provisions and the terms and conditions of the Agreement, the Additional Provisions shall prevail to the extent of the inconsistency.

1.
Definitions. The below definitions are hereby added to the Agreement as they relate to the Services contained within this Schedule.

CorPro	shall mean Administrator’s proprietary web portal for distribution of documents and notices.
Adviser	Jefferies Credit Management LLC.
2.
Additional Terms and Conditions.
a)
Corpro License and Use.
(i)
License Grant. Subject to Client’s compliance with the terms and conditions of this Agreement, Administrator hereby grants Client a royalty-free, worldwide, nonexclusive, nontransferable right and license to use CorPro only for the limited purposes set forth in this Services Schedule. Client agrees not to use CorPro for any purpose other than providing the Client and its investors with an electronic portal to retrieve and access certain documents and information regarding the Client. Client documents should be provided to Administrator by the Client for distribution through CorPro in final form. Administrator shall have no responsibility to confirm the accuracy or completeness or the documentation, nor does it make any representation or warranty, either express or implied, to the Client or its investors, that the documents and information provided by the Client for distribution through CorPro are accurate or complete. This Agreement does not grant Client any right

Service Schedule 3 – p. 1

or license to incorporate or make use of any Administrator’s intellectual property in any other product. Except as expressly set forth herein, no other rights or licenses are granted or to be implied under the Agreement.
(ii)
Intellectual Property. Administrator shall own and continue to own all right, title and interest in, including all intellectual property rights embodied therein in CorPro, together with all modifications, enhancements, revisions, updates, changes, copies, partial copies, translations, compilations and derivative works thereto, including all copyrights and other intellectual property relating thereto.
b)
No Warranty. CorPro may contain errors that could cause failures or loss of data, and may be incomplete or contain inaccuracies. Client expressly acknowledges and agrees that use of CorPro is at Client’s sole risk. While Administrator’s objective is to make CorPro accessible 24 hours a day, 7 days a week, Administrator may make CorPro unavailable from time to time for any reason, whatsoever, including without limitation, maintenance. The Client understands and acknowledges that due to circumstances both within and outside of Administrator’s control, access to CorPro may be interrupted, suspended, or terminated from time to time without notice. The Client agrees that Administrator shall not be liable for any damages arising from such interruption, suspension or termination. CORPRO IS PROVIDED “AS IS” AND WITHOUT ANY WARRANTY, WHETHER EXPRESS OR IMPLIED, AS TO ITS PERFORMANCE, ACCURACY, OR COMPLETENESS.
c)
Additional Limitations on Liability. ADMINISTRATOR SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING ANY AND ALL WARRANTIES RELATED TO THE PERFORMANCE, QUALITY, FUNCTION, AND AVAILABILITY OF CORPRO, CONFIDENTIAL INFORMATION AND SERVICES.IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOST PROFITS, LOST SAVINGS, OR OTHER CONSEQUENTIAL DAMAGES, ARISING OUT OF, IN ANY MANNER, OR IN CONNECTION WITH THIS AGREEMENT, THE PERFORMANCE OR BREACH HEREOF, THE SUBJECT-MATTER HEREOF OR ANY OTHER INFORMATION OR MATERIALS PROVIDED TO CLIENT HEREUNDER, REGARDLESS OF THE FORM OF ACTION (INCLUDING NEGLIGENCE OR STRICT LIABILITY), EVEN IF THE APPLICABLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF OR COULD HAVE FORESEEN SUCH DAMAGES.

Service Schedule 3 – p. 2

THIS SERVICE SCHEDULE HAS BEEN DULY EXECUTED on October 27, 2023, by the Parties to the Agreement.

SENIOR CREDIT INVESTMENTS, LLC

Represented by:

Name: Adam Klepack

Title: General Counsel and Secretary

ALTER DOMUS (US) LLC

Represented by:

Name:

Title:

Service Schedule 3 – p. 3

SCHEDULE 4

SERVICE SCHEDULE: CASH MANAGEMENT

This Service Schedule forms part of and is issued under the Master Administrative Services Agreement dated between Senior Credit Investments, LLC and Alter Domus (US) LLC.

PART A - SERVICES

Cash Management Services

Unless the Administrator receives contrary Instructions from the Client, the Administrator shall, in relation to the Client’s non-agency Accounts:

•
through the Eligible Account Bank, reconcile cash balances and all payments paid in cash that have been credited to the Account;
•
if received from the Eligible Account Bank, on a monthly basis, provide or make available, no later than five (5) Business Days following receipt from the Eligible Account Bank thereof, an Eligible Account Bank-prepared statement of any property in the Account, which such statement will be presumed to be correct for all purposes unless Client notifies Administrator of any inaccuracies within sixty (60) days of receiving such statement; and
•
distribute or invest cash received in the Account as principal or interest per Instructions from the Client (Client agrees that all cash amounts received in the Account will be disbursed or invested on the next succeeding Business Day following receipt of Instructions).

PART B – ADDITIONAL CONDITIONS SPECIFIC TO THIS SERVICES SCHEDULE

The below provisions, definitions, and terms (“Additional Provisions”) are herein added to the Agreement in addition to those terms, provisions, and definition already contained therein. The Additional Provisions are specific to this Schedule and the Services provided hereunder. To the extent there is any conflict or inconsistency between the Additional Provisions and the terms and conditions of the Agreement, the Additional Provisions shall prevail to the extent of the inconsistency.

1.
Additional Terms and Conditions.
(a)
Additional Limitation of Liability. Notwithstanding anything set forth herein or in the Agreement, in no event shall the Administrator be liable for payment from its own funds for (i) any taxes on or by reference to any Account property or payments thereon or (ii) any alleged duty to make advances or (iii) any amount paid or to be paid by or for the Account of the Client. For the avoidance of doubt, at no time shall Administrator be liable for any Account Bank fees or costs, including, without limitation, overdraft fees, unless the Accounts are established pursuant to Administrator’s relationship with particular Eligible Account Banks.
(b)
All collections of funds or other property paid or distributed in respect of the property in the Account shall be made at the risk of the Client. Subject to the exercise of reasonable care, the Administrator shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Administrator of any payment, redemption or other transaction regarding property in the Account in respect of which the Administrator has agreed to take action as provided in this Service Schedule. The Client agrees that it shall promptly provide the Administrator with copies of such notices it receives directly.
(c)
Additional Representation, Warranty, or Covenant.
(i)
unless party to agreements directly with an Account Bank, it will not bring action against or hold the Account Bank liable for any services provided herein by the Account Administrator utilizing the Account Bank’s services or service offerings.

Service Schedule 4 – p. 1

(ii)
The Client will provide Administrator with a list of call-back contacts, which shall initially be as listed on Appendix A hereto, to assist in confirming wire instruction changes; the Client shall promptly notify Administrator of any updates or changes to the list as they occur.

Service Schedule 4 – p. 2

THIS SERVICE SCHEDULE HAS BEEN DULY EXECUTED on October 27, 2023, by the Parties to the Agreement.

SENIOR CREDIT INVESTMENTS, LLC

Represented by:

Name: Adam Klepack

Title: General Counsel and Secretary

ALTER DOMUS (US) LLC

Represented by:

Name:

Title:

Service Schedule 4 – p. 3

Appendix A

Authorized Persons for Call-Back Purposes

The below individuals are authorized on behalf of the above-referenced entity to confirm wire instructions and wire instruction changes in relation to the services provided to the Client entity by Alter Domus.

Name: Name:

Title: Title:

Email: Email:

Phone: Phone:

Name: Name:

Title: Title:

Email: Email:

Phone: Phone:

Name: Name:

Title: Title:

Email: Email:

Phone: Phone:

Appendix A to Service Schedule 4